Exhibit 99.1
Earnings Release

CubeSmart Reports First Quarter 2024 Results

MALVERN, PA -- (Globe Newswire) – April 25, 2024 -- CubeSmart (NYSE: CUBE) today announced its operating results for the three months ended March 31, 2024.

“Our urban markets continued their positive trends, with portfolio-leading results during the first quarter,” commented President and Chief Executive Officer Christopher P. Marr. “As we turn our attention to the summer rental season, our team is energized and our marketing campaigns are ramping up, positioning us to attract customers across all channels.”

Key Highlights for the First Quarter

●	Reported diluted earnings per share (“EPS”) attributable to the Company’s common shareholders of $0.42.
●	Reported funds from operations (“FFO”), as adjusted, per diluted share of $0.64.
●	Same-store (598 stores) net operating income (“NOI”) decreased 1.9% year over year, driven by a 5.0% increase in operating expenses.
●	Averaged same-store occupancy of 90.2% during the quarter and ended the quarter at 90.4%.
●	Closed on the acquisition of two stores totaling $20.2 million.
●	Added 68 stores to our third-party management platform during the quarter, bringing our total third-party managed store count to 860.

Financial Results

Net income attributable to the Company’s common shareholders was $94.5 million for the first quarter of 2024, compared with $97.6 million for the first quarter of 2023. Diluted EPS attributable to the Company’s common shareholders decreased to $0.42 for the first quarter of 2024, compared with $0.43 for the same period last year.

FFO, as adjusted, was $146.4 million for the first quarter of 2024, compared with $147.5 million for the first quarter of 2023. FFO, as adjusted, per diluted share decreased 1.5% to $0.64 for the first quarter of 2024, compared with $0.65 for the same period last year.

Investment Activity

Acquisition Activity

During the quarter ended March 31, 2024, the Company acquired a two-store portfolio in Connecticut for $20.2 million.

Development Activity

The Company has agreements with developers for the construction of self-storage properties in high-barrier-to-entry locations. As of March 31, 2024, the Company had four joint venture development properties under construction. The Company anticipates investing a total of $94.2 million related to these projects and had invested $55.7 million of that total as of March 31, 2024. The stores are located in New Jersey (1) and New York (3) and are expected to open at various times during 2024 and 2025. Through March 31, 2024, the Company had opened for operation approximately 33.3% of the total expected rentable square feet of its joint venture development property in Astoria, New York, in which the Company is anticipated to have a total investment of $40.1 million upon the store’s completion during the second quarter of 2024.

FIRST QUARTER 2024	PAGE 1

Earnings Release

Third-Party Management

As of March 31, 2024, the Company’s third-party management platform included 860 stores totaling 56.0 million rentable square feet. During the three months ended March 31, 2024, the Company added 68 stores to its third-party management platform.

Same-Store Results

The Company’s same-store portfolio as of March 31, 2024 included 598 stores containing 43.0 million rentable square feet, or approximately 96.9% of the aggregate rentable square feet of the Company’s 613 consolidated stores. These same-store properties represented approximately 97.7% of the Company’s property NOI for the three months ended March 31, 2024.

Same-store physical occupancy as of March 31, 2024 and 2023 was 90.4% and 91.7%, respectively. Same-store total revenues for the first quarter of 2024 were flat and same-store operating expenses increased 5.0% compared to the same quarter in 2023. Same-store NOI decreased 1.9% from the first quarter of 2023 to the first quarter of 2024.

Operating Results

As of March 31, 2024, the Company’s total consolidated portfolio included 613 stores containing 44.4 million rentable square feet and had physical occupancy of 89.8%.

Revenues increased $4.9 million and property operating expenses increased $5.9 million in the first quarter of 2024, as compared to the same period in 2023. Increases in revenues were primarily attributable to revenues generated from property acquisitions and recently opened development properties as well as increases in management fees and customer storage protection plan participation at our owned and managed stores. Increases in property operating expenses were primarily attributable to increases in property insurance and property taxes within the same-store portfolio.

Interest expense decreased from $23.7 million during the three months ended March 31, 2023 to $22.9 million during the three months ended March 31, 2024, a decrease of $0.8 million. The decrease was attributable to a decrease in the average outstanding debt balance and lower interest rates during the 2024 period compared to the 2023 period. The average outstanding debt balance decreased to $2.99 billion during the three months ended March 31, 2024 as compared to $3.06 billion during the three months ended March 31, 2023. The weighted average effective interest rate on our outstanding debt decreased to 3.03% for the three months ended March 31, 2024 compared to 3.05% during the three months ended March 31, 2023.

Financing Activity

During the three months ended March 31, 2024, the Company did not sell any common shares of beneficial interest through its at-the-market ("ATM") equity program. As of March 31, 2024, the Company had 5.8 million shares available for issuance under the existing equity distribution agreements.

Quarterly Dividend

On March 18, 2024, the Company declared a quarterly dividend of $0.51 per common share. The dividend was paid on April 15, 2024 to common shareholders of record on April 1, 2024.

FIRST QUARTER 2024	PAGE 2

Earnings Release

2024 Financial Outlook

“We were very successful in the first quarter in growing our third-party platform, adding 68 stores as owners continue to see the value we add in maximizing the performance of their assets,” commented Chief Financial Officer Tim Martin. “Overall performance in the quarter was in line with our expectations, leading us to reiterate our initial guidance ranges.”

The Company estimates that its fully diluted earnings per share for 2024 will be between $1.69 and $1.79, and that its fully diluted FFO per share, as adjusted, for 2024 will be between $2.59 and $2.69. Due to uncertainty related to the timing and terms of transactions, the impact of any potential future speculative investment activity is excluded from guidance. For 2024, the same-store pool consists of 598 properties totaling 43.0 million rentable square feet.

2024 Full Year Guidance Range Summary	Current Ranges for Annual Assumptions [1]		
Same-store revenue growth	(1.25%)	to	1.25%
Same-store expense growth	5.50%	to	7.00%
Same-store NOI growth	(4.00%)	to	0.00%
Acquisition of consolidated operating properties	$ 100.0M	to	$ 200.0M
Dilution from properties in lease-up	$ (0.02)	to	$ (0.03)
Property management fee income	$ 40.5M	to	$ 42.5M
General and administrative expenses	$ 59.5M	to	$ 61.5M
Interest and loan amortization expense	$ 97.0M	to	$ 99.0M
Full year weighted average shares and units	227.7M		227.7M
Diluted earnings per share attributable to common shareholders	$ 1.69	to	$ 1.79
Plus: real estate depreciation and amortization	0.90		0.90
FFO, as adjusted, per diluted share	**$ 2.59**	**to**	**$ 2.69**

2nd Quarter 2024 Guidance	Range		
Diluted earnings per share attributable to common shareholders	$ 0.41	to	$ 0.43
Plus: real estate depreciation and amortization	0.22		0.22
FFO, as adjusted, per diluted share	**$ 0.63**	**to**	**$ 0.65**

(1)	Current guidance is unchanged from our fourth quarter earnings release dated February 29, 2024.

FIRST QUARTER 2024	PAGE 3

Earnings Release

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, April 26, 2024 to discuss financial results for the three months ended March 31, 2024.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.cubesmart.com. Telephone participants may join on the day of the call by dialing 1-800-549-8228.

After the live webcast, the webcast will be available on CubeSmart’s website. In addition, a telephonic replay of the call will be available through May 9, 2024 by dialing 1 (888) 660-6264 using conference number 93212#.

Supplemental operating and financial data as of March 31, 2024 is available in the Investor Relations section of the Company’s corporate website.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company's self-storage properties are designed to offer affordable, easily accessible and, in most locations, climate-controlled storage space for residential and commercial customers. According to the 2024 Self-Storage Almanac, CubeSmart is one of the top three owners and operators of self-storage properties in the United States.

Non-GAAP Financial Measures

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company's stores. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of the Company’s ability to make cash distributions. The Company believes that to further understand its performance, FFO should be compared with its reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in its consolidated financial statements.

FIRST QUARTER 2024	PAGE 4

Earnings Release

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other non-recurring items, which the Company believes are not indicative of the Company’s operating results.

The Company defines net operating income, which it refers to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loss on early extinguishment of debt, acquisition related costs, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): equity in earnings of real estate ventures, gains from sales of real estate, net, other income, gains from remeasurement of investments in real estate ventures and interest income. NOI is a measure of performance that is not calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of its stores, and for all of its stores in the aggregate. NOI should not be considered as a substitute for net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP. The Company believes NOI is useful to investors in evaluating operating performance because it is one of the primary measures used by management and store managers to evaluate the economic productivity of the Company’s stores, including the ability to lease stores, increase pricing and occupancy, and control property operating expenses. Additionally, NOI helps the Company’s investors meaningfully compare the results of its operating performance from period to period by removing the impact of its capital structure (primarily interest expense on outstanding indebtedness) and depreciation of the basis in its assets from operating results.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this presentation, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation or as of the dates otherwise indicated in such forward-looking statements. All of our forward-looking statements, including those in this presentation, are qualified in their entirety by this statement.

FIRST QUARTER 2024	PAGE 5

Earnings Release

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this presentation. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (“SEC”).

These risks include, but are not limited to, the following:

●	adverse changes in economic conditions in the real estate industry and in the markets in which we own and operate self-storage properties;
●	the effect of competition from existing and new self-storage properties and operators on our ability to maintain or raise occupancy and rental rates;
●	the failure to execute our business plan;
●	adverse impacts from pandemics, quarantines and stay at home orders, including the impact on our ability to operate our self-storage properties, the demand for self-storage, rental rates and fees and rent collection levels;
●	reduced availability and increased costs of external sources of capital;
●	increases in interest rates and operating costs;
●	financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing or future debt;
●	counterparty non-performance related to the use of derivative financial instruments;
●	risks related to our ability to maintain our qualification as a real estate investment trust (“REIT”) for federal income tax purposes;
●	the failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;
●	increases in taxes, fees and assessments from state and local jurisdictions;
●	the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;
●	reductions in asset valuations and related impairment charges;
●	cybersecurity breaches, cyber or ransomware attacks or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships or result in fraudulent payments;
●	changes in real estate, zoning, use and occupancy laws or regulations;
●	risks related to or consequences of earthquakes, hurricanes, windstorms, floods, other natural disasters or acts of violence, pandemics, active shooters, terrorism, insurrection or war that impact the markets in which we operate;
●	potential environmental and other material liabilities;
●	governmental, administrative and executive orders, regulations and laws, which could adversely impact our business operations and customer and employee relationships;
●	uninsured or uninsurable losses and the ability to obtain insurance coverage, indemnity or recovery from insurance against risks and losses;
●	our ability to attract and retain talent in the current labor market;

FIRST QUARTER 2024	PAGE 6

Earnings Release

●	other factors affecting the real estate industry generally or the self-storage industry in particular; and
●	other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports that we file with the SEC or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Josh Schutzer

Vice President, Finance

(610) 535-5700

FIRST QUARTER 2024	PAGE 7

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2024	2023
	(unaudited)
ASSETS
Storage properties	$7,397,588	$7,367,613
Less: Accumulated depreciation	(1,458,854)	(1,416,377)
Storage properties, net (includes VIE amounts of $183,703 and $180,615, respectively)	5,938,734	5,951,236
Cash and cash equivalents (includes VIE amounts of $1,995 and $3,002, respectively)	5,587	6,526
Restricted cash	2,026	1,691
Loan procurement costs, net of amortization	3,681	3,995
Investment in real estate ventures, at equity	96,227	98,288
Other assets, net	162,633	163,284
Total assets	$6,208,888	$6,225,020

LIABILITIES AND EQUITY
Unsecured senior notes, net	$2,777,525	$2,776,490
Revolving credit facility	18,400	18,100
Mortgage loans and notes payable, net	127,239	128,186
Lease liabilities - finance leases	65,699	65,714
Accounts payable, accrued expenses and other liabilities	202,800	201,419
Distributions payable	115,918	115,820
Deferred revenue	39,268	38,483
Total liabilities	3,346,849	3,344,212

Noncontrolling interests in the Operating Partnership	58,253	60,276

Commitments and contingencies

Equity
Common shares $.01 par value, 400,000,000 shares authorized, 224,965,172 and 224,921,053 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	2,250	2,249
Additional paid-in capital	4,144,972	4,142,229
Accumulated other comprehensive loss	(391)	(411)
Accumulated deficit	(1,364,723)	(1,345,239)
Total CubeSmart shareholders’ equity	2,782,108	2,798,828
Noncontrolling interests in subsidiaries	21,678	21,704
Total equity	2,803,786	2,820,532
Total liabilities and equity	$6,208,888	$6,225,020

FIRST QUARTER 2024	PAGE 8

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2024	2023

REVENUES
Rental income	$225,190	$223,584
Other property related income	26,316	24,384
Property management fee income	9,900	8,560
Total revenues	261,406	256,528
OPERATING EXPENSES
Property operating expenses	77,037	71,127
Depreciation and amortization	50,717	50,329
General and administrative	15,625	14,674
Total operating expenses	143,379	136,130
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(22,919)	(23,691)
Loan procurement amortization expense	(1,030)	(1,040)
Equity in earnings of real estate ventures	845	2,551
Other	(65)	(276)
Total other expense	(23,169)	(22,456)
NET INCOME	94,858	97,942
Net income attributable to noncontrolling interests in the Operating Partnership	(541)	(614)
Net loss attributable to noncontrolling interests in subsidiaries	210	238
NET INCOME ATTRIBUTABLE TO THE COMPANY	$94,527	$97,566

Basic earnings per share attributable to common shareholders	$0.42	$0.43
Diluted earnings per share attributable to common shareholders	$0.42	$0.43

Weighted average basic shares outstanding	225,767	225,294
Weighted average diluted shares outstanding	226,575	226,183

FIRST QUARTER 2024	PAGE 9

Same-Store Results (598 stores)

(in thousands, except percentages and per square foot data)

(unaudited)

	Three Months Ended
	March 31,		Percent
	2024	2023	Change

REVENUES
Rental income	$219,760	$219,708	0.0%
Other property related income	9,385	9,472	(0.9)%
Total revenues	229,145	229,180	0.0%

OPERATING EXPENSES
Property taxes (1)	26,190	25,271	3.6%
Personnel expense	13,782	13,271	3.9%
Advertising	2,880	3,404	(15.4)%
Repair and maintenance	2,499	2,390	4.6%
Utilities	5,954	5,856	1.7%
Property insurance	3,127	2,164	44.5%
Other expenses	9,760	8,759	11.4%

Total operating expenses	64,192	61,115	5.0%

Net operating income (2)	$164,953	$168,065	(1.9)%

Gross margin	72.0%	73.3%

Period end occupancy	90.4%	91.7%

Period average occupancy	90.2%	91.3%

Total rentable square feet	42,989

Realized annual rent per occupied square foot (3)	$22.66	$22.38	1.3%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (2)	$164,953	$168,065
Non same-store net operating income (2)	3,904	2,411
Indirect property overhead (4)	15,512	14,925
Depreciation and amortization	(50,717)	(50,329)
General and administrative expense	(15,625)	(14,674)
Interest expense on loans	(22,919)	(23,691)
Loan procurement amortization expense	(1,030)	(1,040)
Equity in earnings of real estate ventures	845	2,551
Other	(65)	(276)

Net income	$94,858	$97,942

(1)	For comparability purposes, certain amounts related to the expiration of certain real estate tax abatements have been excluded from the same-store portfolio results ($197k for the three months ended March 31, 2024).
(2)	Net operating income (“NOI”) is a non-GAAP (generally accepted accounting principles) financial measure. The above table reconciles same-store NOI to GAAP Net income.
(3)	Realized annual rent per occupied square foot is calculated by dividing annualized rental income by the weighted average occupied square feet for the period.
(4)	Includes property management income earned in conjunction with managed properties.

FIRST QUARTER 2024	PAGE 10

Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except percentages and per share and unit data)

(unaudited)

	Three Months Ended
	March 31,
	2024	2023

Net income attributable to the Company's common shareholders	$94,527	$97,566

Add (deduct):
Real estate depreciation and amortization:
Real property	49,249	48,916
Company's share of unconsolidated real estate ventures	2,092	2,134
Gains from sales of real estate, net (1)	—	(1,713)
Noncontrolling interests in the Operating Partnership	541	614

FFO attributable to the Company's common shareholders and third-party OP unitholders	$146,409	$147,517

Basic earnings per share attributable to common shareholders	$0.42	$0.43
Diluted earnings per share attributable to common shareholders	$0.42	$0.43
FFO per diluted share and unit	$0.64	$0.65

Weighted average basic shares outstanding	225,767	225,294
Weighted average diluted shares outstanding	226,575	226,183
Weighted average diluted shares and units outstanding	227,865	227,606

Dividend per common share and unit	$0.51	$0.49
Payout ratio of FFO	79.7%	75.4%

(1)	For the three months ended March 31, 2023, represents distributions made to the Company in excess of its investment in 191 IV CUBE Southeast LLC. This amount is included in the Company’s share of equity in earnings of real estate ventures.

FIRST QUARTER 2024	PAGE 11